UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 3, 2005

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2005, the Compensation and Benefits Committee (the "Parent Committee") of the Board of Directors of Penn Virginia Corporation (the "Parent Company"), with the assistance of the Compensation and Benefits Committee (the "General Partner Committee" and, together with the Parent Committee, the "Committees") of the Board of Directors of Penn Virginia Resource GP, LLC (the "General Partner"), which is the general partner of Penn Virginia Resource Partners, L.P. (the "Partnership") and an indirectly wholly owned subsidiary of the Parent Company, determined that base salaries payable to executive officers of the General Partner in 2005, and cash bonuses and long-term compensation payable to those executives in 2005 relating to their performance in 2004 on behalf of the Partnership, are as follows:

	2005		2004
Name and Principal Position	Salary(1)	Cash Bonus (1)	Long-Term Compensation (1)
A. James Dearlove Chief Executive Officer	$176,000	$110,000	$238,000
Keith D. Horton Executive Vice President	225,000	126,000	217,800
Ronald K. Page Vice President, Corporate Development	180,000	90,000	180,000
Frank A. Pici Executive Vice President and Chief Financial Officer	121,500	70,000	140,000
Nancy M. Snyder Senior Vice President and General Counsel	105,000	60,000	120,000

(1)

Messrs. Dearlove, Horton, Page and Pici and Ms. Snyder devote approximately 50%, 90%, 90%, 50% and 50% of their professional time, respectively, to the business and affairs of the Partnership. They devote the balance of their professional time to the business and affairs of the Parent Company. The salaries, bonuses and long-term compensation reflected in the chart above do not include amounts payable to these individuals by the Parent Company for services rendered to the Parent Company.

The Committees believe that the compensation of the General Partner's executive officers should be industry competitive, and, therefore, the Committee generally targets executive compensation at approximately the 50th percentile of certain peer groups of the Parent Company established by the Committees' independent executive compensation consultant. The Committees recognize, however, that, due to the importance of executive accountability for individual and Partnership performance, that percentiles could be higher, reflecting awards for exceptional Partnership or individual performance, or lower, reflecting Partnership or individual under performance.

The Committee, with the assistance of the General Partner Committee, also adopted certain criteria on which it based the amounts of cash bonus and long-term compensation paid to executives of the General Partner in 2005 with respect to their performance during 2004. Those criteria included (a) the quantitative measure of growth in the Partnership's distributable cash flow per unit, which is applicable to each executive officer, and (b) quantitative and qualitative individual measures of achievement, which vary in mix and weight depending on the executive's specific position.

Long-term compensation awards are expressed in dollars and are paid in the form of restricted Partnership units under the General Partner's Amended and Restated Long-Term Incentive Plan. The actual number of restricted units awarded are determined on the basis of the fair market value of the Partnership's Common Units on the date of the award.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2005

Penn Virginia Resource Partners, L. P.
By:	Penn Virginia Resource GP, LLC
its general partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President and General Counsel